Exhibit 99

Taubman Centers, Inc.	T 248.258.6800

200 East Long Lake Road	www.taubman.com
Suite 300
Bloomfield Hills, Michigan
48304-2324

TAUBMAN CENTERS, INC. ISSUES FOURTH QUARTER AND FULL YEAR 2019 RESULTS

–	Full Year 2019 Net Income and Earnings Per Diluted Common Share (EPS) Up Primarily Due to Gains on Sales of Interests in Starfield Hanam and CityOn.Zhengzhou

–	Pro Rata Total Portfolio NOI, Excluding Lease Cancellation Income, Up 4.6 Percent for the Quarter and 3.9 Percent for the Year

–	Industry-leading Sales Per Square Foot $876, Up 3.1 Percent for the Quarter and 9.8 Percent for the Year

–	U.S. Comp Center Sales Per Square Foot $972, Up 11 Percent for the Year

–	Average Rent Per Square Foot Up 1.6 Percent for the Year

BLOOMFIELD HILLS, Mich., Feb. 10, 2020 - - Taubman Centers, Inc. (NYSE: TCO) today reported financial results for the quarter and full year periods ended December 31, 2019.

	December 31, 2019 Three Months Ended	December 31, 2018 Three Months Ended	December 31, 2019 Year Ended	December 31, 2018 Year Ended
Net income attributable to common shareowners, diluted (in thousands)	($32,792)	$3,087	$206,753	$58,037
Net income attributable to common shareowners (EPS) per diluted common share	($0.54)(1)	$0.05	$3.32(1)	$0.95
Funds from Operations (FFO) per diluted common share Growth rate	$0.91 5.8%	$0.86	$3.50 (5.7)%	$3.71
Adjusted Funds from Operations (Adjusted FFO) per diluted common share Growth rate	$0.97(3) 6.6%	$0.91(4)	$3.71(3) (3.1)%	$3.83(4)

(1) EPS for the three-month period ended December 31, 2019 includes two impairment charges related to Taubman Prestige Outlets Chesterfield and Stamford Town Center totaling $1.09 per diluted common share, partially offset by gains related to the sale of 50 percent of our interest in CityOn.Zhengzhou, of $0.37 per diluted common share.
(2) EPS for the year ended December 31, 2019 was higher primarily due to the sales of 50 percent of our interests in Starfield Hanam and CityOn.Zhengzhou and a litigation settlement related to The Mall of San Juan, resulting in the recognition of gains totaling $3.73 per diluted common share, partially offset by impairment charges of $1.08 per diluted common share.
(3) Adjusted FFO for the three months and year ended December 31, 2019 excludes restructuring charges, deferred income tax expense and other costs incurred related to the Blackstone transactions, costs associated with the Taubman Asia President transition, costs associated with shareholder activism, a charge recognized in connection with the write-off of deferred financings costs and the fluctuation in the fair value of equity securities. Adjusted FFO for the year ended December 31, 2019 also excludes a promote fee (net of tax) related to Starfield Hanam.
(4) Adjusted FFO for the three months and year ended December 31, 2018 excludes restructuring charges, costs associated with shareholder activism, and the fluctuation in the fair value of equity securities. Adjusted FFO for the year ended December 31, 2018 also excludes a charge recognized in connection with the write-off of deferred financing costs.

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“We produced solid results in the fourth quarter concluding what was a very productive year for the company,” said Robert S. Taubman, chairman, president and chief executive officer of Taubman Centers.

“In 2019 we enhanced our portfolio through our partnership with Blackstone in Asia, the acquisition of a 48.5 percent interest in The Gardens Mall in Palm Beach and by executing on our vision for The Mall at Green Hills in Nashville, all while navigating a challenging retail environment.”

Operating Statistics

Total portfolio NOI growth at our beneficial interest, excluding lease cancellation income, was up 3.9 percent for the year and up 4.6 percent for the fourth quarter.

For the year, comparable center NOI, excluding lease cancellation income was up 0.2 percent, and was up 1.4 percent at our share. Fourth quarter, comparable center NOI, excluding lease cancellation income was down 0.1 percent, and was up 1.7 percent at our share.

“We were pleased with our NOI growth in a year where we experienced elevated tenant bankruptcies and unfavorable foreign currency exchange rates,” said Mr. Taubman. “Our high-quality portfolio of assets continues to grow, notwithstanding a volatile retail environment.”

Tenant sales per square foot in U.S. comparable centers reached a record high of $972 for 2019, an increase of 11 percent. U.S. comparable center tenant sales per square foot were up 2.7 percent in the fourth quarter.

Including Asia, comparable center tenant sales per square foot were $876 for 2019, up 9.8 percent over 2018. Fourth quarter comparable center tenant sales per square foot were up 3.1 percent.

“Sales growth was well-distributed across centers and categories,” said Mr. Taubman. “Apparel, shoes, electronics, food and jewelry all posted increases, building upon strong growth last year.”

For the year, average rent per square foot in comparable centers was $56.12, up 1.6 percent from last year. For the fourth quarter, average rent per square foot was $55.98, up 0.8 percent.

Average rent per square foot in U.S. comparable centers increased to $62.11 in 2019. In the fourth quarter average rent per square foot in U.S. comparable centers was $61.79, essentially flat compared to last year.

The trailing 12-month releasing spread per square foot for the period ended December 31, 2019 was negative 1.1 percent. This spread remains impacted by a small number of deals, concentrated within a few centers, which have an average lease term of less than two years. Without these leases, the releasing spread was 3.2 percent.

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Ending occupancy in comparable centers was 94.3 percent at year-end, down 0.6 percent from December 31, 2018. Leased space in comparable centers was 95.7 percent at year-end, down 0.7 percent from December 31, 2018. Both occupancy and leased space were impacted by Stamford Town Center, which is currently being marketed for sale, as well as the Forever 21 store at The Mall at Short Hills (Short Hills, NJ) which closed in late December.

“Although tenant turnover remains elevated, demand for space in our portfolio remains high,” said Mr. Taubman.

Blackstone Transactions

In December, the company completed the sale of 50 percent of Taubman Asia’s interest in CityOn.Zhengzhou (Zhengzhou, China) to real estate funds managed by the Blackstone Group Inc. (Blackstone) for $89 million, retaining a 24.5 percent ownership interest in the center. The company received net proceeds of $47.5 million, following the allocation of property-level debt, taxes and transaction costs, which were used to pay down debt. The company recognized a gain on disposition of $14.3 million and a gain on remeasurement of $17.8 million related to the sale.

The company expects to complete the sale of Taubman Asia’s 50 percent interest in CityOn.Xi’an (Xi’an, China) to Blackstone in the first quarter of 2020. The sale price is $91 million and net proceeds are expected to be about $50 million, following the allocation of property-level debt, taxes and transaction costs. This represents the third and final asset sale associated with the Blackstone transactions announced last year.

The sales are consistent with Taubman’s announcement to sell 50 percent of its three Asia-based shopping centers to Blackstone. See Taubman to Sell 50 Percent of its Interests in its Three Asia Shopping Centers to Blackstone - February 14, 2019.

Portfolio Activity

In May 2018, the operations, buildings, and improvements of Taubman Prestige Outlets Chesterfield (Chesterfield, Mo.) were transferred to The Staenberg Group (TSG), as part of a redevelopment agreement. See Taubman Centers, Inc. Issues Strong First Quarter Results - April 26, 2018. The company has deferred recognition of a sale until the company’s termination right is no longer available, with the right ceasing upon TSG commencing construction of a redevelopment. TSG has made significant progress on their redevelopment plans and the commencement of construction is probable within the year, leading to an expected sale of the property in 2020. Accordingly, the center was classified as held for sale as of December 31, 2019 and an impairment charge of $72.2 million was recognized in the fourth quarter. The company has no future capital obligation related to the redevelopment and remains entitled to ground lease payments and a share of the property’s future revenues above a specified level.

The company also recognized an impairment charge of $18.0 million related to its equity investment in its 50 percent owned Stamford Town Center (Stamford, Conn.). The shopping center is currently being marketed for sale.

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2019 Milestones, Events and Financings

During 2019, the company:

•
Announced agreements to sell 50 percent of Taubman Asia’s interests in three Asia-based shopping centers to funds managed Blackstone. See Taubman to Sell 50 Percent of its Interests in its Three Asia Shopping Centers to Blackstone - February 14, 2019.

•	Increased the regular quarterly dividend by 3.1 percent to $0.675 per share of common stock. See Taubman Centers Increases Quarterly Common Dividend 3.1 Percent to $0.675 Per Share - March 4, 2019.

•
Completed a new 1.2 billion Chinese Yuan Renminbi (RMB) (approximately $156 million using December 31, 2019 exchange rate), 10-year, fully-amortizing, non-recourse financing at CityOn.Xi’an (Xi’an, China), with an all-in fixed rate of 6 percent. - March 14, 2019.

•
Announced the nomination of Michelle Goldberg to the company’s Board of Directors, who was appointed to the Board on May 30, 2019. Ms. Goldberg, along with Janice (Jan) Fields and Nancy Killefer, was one of three new independent directors who joined the Taubman Board in 2019. See Taubman Nominates Michelle J. Goldberg to Board of Directors - April 22, 2019.

•
Acquired a 48.5 percent interest in The Gardens Mall (Palm Beach Gardens, Fla.) in an off-market, non-cash transaction for 1.5 million Taubman Realty Group Limited Partnership (TRG) units and the assumption of its pro rata share of debt. See Taubman Centers, Inc. Issues Solid First Quarter Results - April 30, 2019.

•
Completed the sale of 50 percent of Taubman Asia’s interest in Starfield Hanam (Hanam, South Korea) to funds managed by Blackstone. See Taubman Completes Sales of Interest in Starfield Hanam to Blackstone - September 19, 2019.

•	Announced Paul Wright’s promotion to president, Taubman Asia, effective January 1, 2020. See Peter Sharp Resigns as President of Taubman Asia; Paul Wright to be Promoted into Role - October 11, 2019.

•
Amended and extended the company’s primary revolving line of credit and one of two unsecured term loans. The $1.1 billion revolving line of credit was extended to February 2024, with two six-month extension options. The term loan, which has a principal balance of $275 million, was extended to February 2025. - October 28, 2019.

•
Resolved the litigation with Hudson’s Bay Company regarding the former Saks Fifth Avenue location at The Mall of San Juan (San Juan, Puerto Rico), which resulted in a $10.1 million net gain. See Taubman Centers, Inc. Issues Third Quarter Results - October 29, 2019.

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Simon Property Group to Acquire Taubman

Earlier today the company announced a definitive agreement for Simon Property Group, Inc. (NYSE: SPG) (Simon) to acquire an 80% ownership interest in The Taubman Realty Group Limited Partnership (TRG). Simon, through its operating partnership, Simon Property Group, L.P., will acquire all of Taubman’s common stock for $52.50 per share in cash and the Taubman family will sell approximately one-third of its ownership interest at the transaction price and remain a 20% partner in TRG. See the press release issued separately today by Simon Property Group, Inc. and Taubman Centers, Inc.

Supplemental Investor Information Available

The company provides supplemental investor information along with its earnings announcements, available online at www.taubman.com under “Investors.” This includes the following:

•	Earnings Press Release

•	Company Overview

•	Operational Statistics

•	Summary of Key Guidance Measures

•	Income Statements

•	Changes in Funds from Operations and Earnings Per Common Share

•	Balance Sheets

•	Debt Summary

•	Capital Spending & Certain Balance Sheet Information

•	Owned Centers

•	New Development, Acquisition and Partial Dispositions of Ownership Interests

•	Anchors & Major Tenants in Owned Portfolio

•	Components of Rental Revenues

•	Components of Other Income, Other Operating Expense, and Nonoperating Income, Net

•	Earnings Reconciliations

•	Glossary

Investor Conference Call

The company, along with Simon, will conduct a live conference call and webcast to discuss Simon’s agreement to acquire Taubman today, February 10, 2020 at 8:30 a.m. EST. The live webcast will be available at investors.simon.com. Within the United States, the call may be accessed by dialing 1-888-528-4228. Callers outside the U.S. can dial 1-704-935-3408. The conference ID for the call is "9456226."

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An audio replay will be available from approximately 11:30 a.m. EST on February 10, 2020 until 11:00 a.m. Eastern Time on February 17, 2020. The replay can be accessed within the U.S. by dialing 1-855-859-2056. Callers outside the U.S. can access the replay at 404-537-3406. The replay passcode is "9456226." The call will also be archived on investors.simon.com for approximately 90 days.

The company is cancelling its conference call that was scheduled for 10:00 a.m. EST on Thursday, February 13.

About Taubman
Taubman Centers is an S&P MidCap 400 Real Estate Investment Trust engaged in the ownership, management and/or leasing of 26 regional, super-regional and outlet shopping centers in the U.S. and Asia. Taubman’s U.S.-owned properties are the most productive in the publicly held U.S. regional mall industry. Founded in 1950, Taubman is headquartered in Bloomfield Hills, Mich. Taubman Asia, founded in 2005, is headquartered in Hong Kong. www.taubman.com.

For ease of use, references in this press release to “Taubman Centers,”, “we”, “us”, “our”, “company,” “Taubman” or an operating platform mean Taubman Centers, Inc. and/or one or more of a number of separate, affiliated entities. Business is actually conducted by an affiliated entity rather than Taubman Centers, Inc. itself or the named operating platform.

This press release contains certain “forward-looking” statements as that term is defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are predictive in nature, that depend on or relate to future events or conditions, or that include words such as “believes”, “anticipates”, “expects”, “may”, “will”, “would,” “should”, “estimates”, “could”, “intends”, “plans” or other similar expressions are forward-looking statements. Forward-looking statements involve significant known and unknown risks and uncertainties that may cause actual results in future periods to differ materially from those projected or contemplated in the forward-looking statements as a result of, but not limited to, the following factors: the failure to receive, on a timely basis or otherwise, the required approvals by Taubman’s shareholders; the risk that a condition to closing of the transaction may not be satisfied; Simon’s and Taubman’s ability to consummate the transaction; the possibility that the anticipated benefits from the transaction will not be fully realized; the ability of Taubman to retain key personnel and maintain relationships with business partners pending the consummation of the transaction; and the impact of legislative, regulatory and competitive changes and other risk factors relating to the industries in which Simon and Taubman operate, as detailed from time to time in each of Simon’s and Taubman’s reports filed with the SEC. There can be no assurance that the transaction will in fact be consummated.

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Additional information about these factors and about the material factors or assumptions underlying such forward-looking statements may be found under Item 1.A in Taubman’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Taubman cautions that the foregoing list of important factors that may affect future results is not exhaustive. When relying on forward-looking statements to make decisions with respect to the proposed transaction, shareholders and others should carefully consider the foregoing factors and other uncertainties and potential events. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters attributable to Taubman or any other person acting on their behalf are expressly qualified in their entirety by the cautionary statements referenced above. The forward-looking statements contained herein speak only as of the date of this communication. Taubman does not undertake any obligation to update or revise any forward-looking statements for any reason, even if new information becomes available or other events occur in the future, except as may be required by law.

Additional Information and Where to Find It

This communication is being made in respect of the proposed transaction involving Taubman and Simon. In connection with the proposed transaction, Taubman intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Promptly after filing its definitive proxy statement with the SEC, Taubman will mail the definitive proxy statement and a proxy card to each shareholder of Taubman entitled to vote at the special meeting relating to the proposed transaction. This communication is not a substitute for the proxy statement or any other document that Taubman may file with the SEC or send to its shareholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF TAUBMAN ARE URGED TO READ THESE MATERIALS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT TAUBMAN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT TAUBMAN AND THE PROPOSED TRANSACTION. The definitive proxy statement, the preliminary proxy statement and other relevant materials in connection with the proposed transaction (when they become available), and any other documents filed by TAUBMAN with the SEC, may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at Taubman’s website (www.taubman.com).

Participants in the Solicitation

Taubman and certain of its directors, executive officers and employees may be considered participants in the solicitation of proxies in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the shareholders of Taubman in connection with the transaction, including a description of their respective direct or indirect interests, by security holdings or otherwise, is included in the Proxy Statement described above filed with the SEC. Additional information regarding Taubman’s directors and executive officers is also included in the Taubman’s proxy statement on Schedule 14A for its 2019 Annual Meeting of Shareholders, which was filed with the SEC on April 30, 2019, or its Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on February 28, 2019. These documents are available free of charge as described above.

CONTACTS:
Erik Wright, Taubman, Manager, Investor Relations, 248-258-7390
ewright@taubman.com

Maria Mainville, Taubman, Director, Strategic Communications, 248-258-7469
mmainville@taubman.com
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TAUBMAN CENTERS, INC.
Table 1 - Income Statement
For the Three Months Ended December 31, 2019 and 2018
(in thousands of dollars)
	2019		2018
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Rental revenues (2)	149,247	146,397
Minimum rents (2)			91,515	90,185
Overage rents	10,491	10,955	9,217	10,088
Expense recoveries (2)			51,337	44,179
Management, leasing, and development services	811		791
Other (2)	16,187	12,216	14,629	10,212
Total revenues	176,736	169,568	167,489	154,664

EXPENSES:
Maintenance, taxes, utilities, and promotion	45,032	56,285	44,086	45,678
Other operating (2)	22,278	7,124	23,155	6,708
Management, leasing, and development services	665		284
General and administrative	13,804		11,629
Impairment charges	72,232	20,600
Restructuring charges	1,958		1,019
Costs associated with shareholder activism	630		2,500
Interest expense	35,817	34,597	35,955	33,353
Depreciation and amortization	51,343	35,430	54,950	33,910
Total expenses	243,759	154,036	173,578	119,649

Nonoperating income, net	981	710	856	432
	(66,042)	16,242	(5,233)	35,447
Income tax expense	(1,408)	(4,102)	(553)	(1,450)

Equity in income of UJVs	(580)		18,724
Gains on partial dispositions of ownership interests in UJVs, net of tax	15,770
Gains on remeasurements of ownership interests in UJVs	19,629
Net income	(32,631)	12,140	12,938	33,997
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(1,795)		(1,880)
Noncontrolling share of income of TRG	8,015		(1,595)
Distributions to participating securities of TRG	(596)		(599)
Preferred stock dividends	(5,785)		(5,785)
Net income attributable to Taubman Centers, Inc. common shareholders	(32,792)		3,079

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	58,926	86,269	85,672	102,710
EBITDA - outside partners' share	(6,589)	(50,976)	(7,066)	(48,711)
Beneficial interest in EBITDA	52,337	35,293	78,606	53,999
Gains on partial dispositions of ownership interests in UJVs	(18,179)
Gains on remeasurements of ownership interests in UJVs	(19,629)
Beneficial share of impairment charges	72,232	17,951
Beneficial interest expense	(33,002)	(17,170)	(32,947)	(17,118)
Beneficial income tax expense - TRG and TCO	(1,408)	(928)	(495)	(513)
Non-real estate depreciation	(1,155)		(1,188)
Preferred dividends and distributions	(5,785)		(5,785)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	45,411	35,146	38,191	36,368

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenues, recoveries, and ground rent expense at TRG%	1,245	295	997	476
Country Club Plaza purchase accounting adjustments - rental revenues at TRG%		118		113
The Mall at Green Hills purchase accounting adjustments - rental revenues	16		24
The Gardens Mall purchase accounting adjustments - rental revenues at TRG%		(170)
The Gardens Mall purchase accounting adjustments - interest expense at TRG%		(528)

(1) With the exception of the Supplemental Information, amounts include 100% of the UJVs. Amounts are net of intercompany transactions. The UJVs are presented at 100% in order to allow for measurement of their performance as a whole, without regard to our ownership interest.

(2) Upon adoption of ASC Topic 842, minimum rents and expense recoveries are now presented within a single revenue line item, Rental Revenues; the presentation of lease cancellation income has changed from Other income to Rental Revenues; the presentation of uncollectible tenant revenues has changed from Other Operating expense to Rental Revenues as a contra-revenue; and Other Operating expense includes certain indirect leasing costs, which were capitalizable under the previous lease accounting standard. As a result of the accounting change, an additional $1.0 million of leasing costs were expensed during the three months ended December 31, 2019. Comparative periods presented were not adjusted to reflect the change in accounting.

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TAUBMAN CENTERS, INC.
Table 2 - Income Statement
For the Year Ended December 31, 2019 and 2018
(in thousands of dollars)
	2019		2018
	CONSOLIDATED	UNCONSOLIDATED	CONSOLIDATED	UNCONSOLIDATED
	BUSINESSES	JOINT VENTURES (1)	BUSINESSES	JOINT VENTURES (1)
REVENUES:
Rental revenues (2)	581,755	557,010
Minimum rents (2)			353,226	357,465
Overage rents	19,210	29,234	16,670	28,844
Expense recoveries (2)			205,514	178,162
Management, leasing, and development services	4,846		3,271
Other (2)	55,243	32,995	62,189	36,246
Total revenues	661,054	619,239	640,870	600,717

EXPENSES:
Maintenance, taxes, utilities, and promotion	163,538	188,698	157,957	171,188
Other operating (2)	82,488	25,910	87,308	27,327
Management, leasing, and development services	3,582		1,470
General and administrative	40,566		37,174
Impairment charges	72,232	20,600
Restructuring charges	3,543		596
Costs associated with shareholder activism	17,305		12,500
Interest expense	148,407	138,178	133,197	132,669
Depreciation and amortization	188,407	138,607	179,275	134,872
Total expenses	720,068	511,993	609,477	466,056

Nonoperating income, net	27,449	7,691	14,714	1,923
	(31,565)	114,937	46,107	136,584
Income tax (expense) benefit	(6,332)	(10,737)	231	(6,924)

Equity in income of UJVs	49,166		69,404
Gains on partial dispositions of ownership interests in UJVs, net of tax	154,466
Gains on remeasurements of ownership interests in UJVs	164,639
Net income	330,374	104,200	115,742	129,660
Net income attributable to noncontrolling interests:
Noncontrolling share of income of consolidated joint ventures	(5,014)		(6,268)
Noncontrolling share of income of TRG	(95,884)		(25,988)
Distributions to participating securities of TRG	(2,413)		(2,396)
Preferred stock dividends	(23,138)		(23,138)
Net income attributable to Taubman Centers, Inc. common shareholders	203,925		57,952

SUPPLEMENTAL INFORMATION:
EBITDA - 100%	626,763	391,722	358,579	404,125
EBITDA - outside partners' share	(25,064)	(197,616)	(26,091)	(194,382)
Beneficial interest in EBITDA	601,699	194,106	332,488	209,743
Gain on insurance recoveries - The Mall of San Juan	(1,418)
Gain on Saks settlement - The Mall of San Juan	(10,095)
Gains on partial dispositions of ownership interests in UJVs	(156,875)
Gains on remeasurements of ownership interests in UJVs	(164,639)
Beneficial share of impairment charges	72,232	17,951
Beneficial interest expense	(136,694)	(69,749)	(121,166)	(68,225)
Beneficial income tax expense - TRG and TCO	(6,143)	(3,608)	423	(2,900)
Beneficial income tax benefit - TCO			(110)
Non-real estate depreciation	(4,602)		(4,590)
Preferred dividends and distributions	(23,138)		(23,138)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	170,327	138,700	183,907	138,618

STRAIGHTLINE AND PURCHASE ACCOUNTING ADJUSTMENTS:
Net straight-line adjustments to rental revenues, recoveries, and ground rent expense at TRG%	5,672	476	3,079	2,073
Country Club Plaza purchase accounting adjustments - rental revenues at TRG%		375		1,522
The Mall at Green Hills purchase accounting adjustments - rental revenues	77		112
The Gardens Mall purchase accounting adjustments - rental revenues at TRG%		(986)
The Gardens Mall purchase accounting adjustments - interest expense at TRG%		(1,584)

(1) With the exception of the Supplemental Information, amounts include 100% of the UJVs. Amounts are net of intercompany transactions. The UJVs are presented at 100% in order to allow for measurement of their performance as a whole, without regard to our ownership interest.

(2) Upon adoption of ASC Topic 842, minimum rents and expense recoveries are now presented within a single revenue line item, Rental Revenues; the presentation of lease cancellation income has changed from Other income to Rental Revenues; the presentation of uncollectible tenant revenues has changed from Other Operating expense to Rental Revenues as a contra-revenue; and Other Operating expense includes certain indirect leasing costs, which were capitalizable under the previous lease accounting standard. As a result of the accounting change, an additional $4.4 million of leasing costs were expensed during the year ended December 31, 2019. Comparative periods presented were not adjusted to reflect the change in accounting.

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TAUBMAN CENTERS, INC.
Use of Non-GAAP Financial Measures

In this press release, the terms "we", "us", and "our" refer to Taubman Centers, Inc. (TCO), The Taubman Realty Group Limited Partnership (TRG), and/or TRG's subsidiaries as the context may require.

We use certain non-GAAP operating measures, including EBITDA, beneficial interest in EBITDA, Net Operating Income (NOI), beneficial interest in NOI, and Funds from Operations (FFO). These measures are reconciled to the most comparable GAAP measures. Additional information as to the use of these measures are as follows.

EBITDA represents earnings before interest, income taxes, and depreciation and amortization of our consolidated and unconsolidated businesses. Beneficial interest in EBITDA represents our share of the earnings before interest, income taxes, and depreciation and amortization of our consolidated and unconsolidated businesses. We believe EBITDA and beneficial interest in EBITDA provide useful indicators of operating performance, as it is customary in the real estate and shopping center business to evaluate the performance of properties on a basis unaffected by capital structure.

We use Net Operating Income as an alternative measure to evaluate the operating performance of centers, both on individual and stabilized portfolio bases, and in formulating corporate goals and compensation. We define NOI as property-level operating revenues (includes rental income excluding straight-line adjustments of minimum rent) less maintenance, property taxes, utilities, promotion, ground rent (including straight-line adjustments), and other property operating expenses. Beneficial interest in NOI represents our share of NOI (as previously defined) of our consolidated and unconsolidated businesses. Since NOI excludes general and administrative expenses, pre-development charges, interest income and expense, depreciation and amortization, impairment charges, restructuring charges, and gains from peripheral land and property dispositions, it provides a performance measure that, when compared period over period, reflects the revenues and expenses most directly associated with owning and operating rental properties, as well as the impact on their operations from trends in tenant sales, occupancy and rental rates, and operating costs. We also use NOI excluding lease cancellation income as an alternative measure because this income may vary significantly from period to period, which can affect comparability and trend analysis. We generally provide separate projections for expected comparable center NOI growth and lease cancellation income. Comparable centers are generally defined as centers that were owned and open for the entire current and preceding period presented, excluding centers impacted by significant redevelopment activity. In addition, The Mall of San Juan has been excluded from comparable center statistics as a result of Hurricane Maria given that the center's performance has been and is expected to continue to be materially impacted for the foreseeable future. We also use NOI excluding lease cancellation income using constant currency exchange rates as an alternative measure because exchange rates may vary significantly from period to period, which can affect comparability and trend analysis.

The National Association of Real Estate Investment Trusts (NAREIT) defines FFO as net income (calculated in accordance with Generally Accepted Accounting Principles (GAAP)), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. We believe that FFO is a useful supplemental measure of operating performance for REITs. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, we and most industry investors and analysts have considered presentations of operating results that exclude historical cost depreciation to be useful in evaluating the operating performance of REITs. We primarily use FFO in measuring performance and in formulating corporate goals and compensation.

We may also present adjusted versions of NOI, beneficial interest in EBITDA, and FFO when used by management to evaluate operating performance when certain significant items have impacted results that affect comparability with prior or future periods due to the nature or amounts of these items. We believe the disclosure of the adjusted items is similarly useful to investors and others to understand management's view on comparability of such measures between periods. The following table summarizes adjustments to FFO and EBITDA for the three months and years ended December 31, 2019 and 2018:

	FFO				EBITDA
	Three Months Ended		Year Ended		Three Months Ended		Year Ended
	2019	2018	2019	2018	2019	2018	2019	2018
Costs associated with shareholder activism	•	•	•	•	•	•	•	•
Restructuring charges	•	•	•	•	•	•	•	•
Costs related to Blackstone transactions	•		•				•
Taubman Asia President transition costs	•		•		•		•
Write-off of deferred financing costs	•		•	•			•
Promote fee - Starfield Hanam			•				•
Fluctuation in fair value of equity securities	•	•	•	•	•	•	•	•
Gains on partial dispositions of ownership interests in UJVs					•		•
Gains on remeasurements of ownership interests in UJVs					•		•
Beneficial share of impairment charges					•		•
Gain on Saks settlement - The Mall of San Juan							•
Gain on insurance recoveries - The Mall of San Juan							•
These non-GAAP measures as presented by us are not necessarily comparable to similarly titled measures used by other REITs due to the fact that not all REITs use the same definitions. These measures should not be considered alternatives to net income or as an indicator of our operating performance. Additionally, these measures do not represent cash flows from operating, investing, or financing activities as defined by GAAP.

We also provide our beneficial interest in certain financial information of our UJVs. This beneficial information is derived as our ownership interest in the investee multiplied by the specific financial statement item being presented. Investors are cautioned that deriving our beneficial interest in this manner may not accurately depict the legal and economic implications of holding a noncontrolling interest in the investee.

Taubman Centers/11

TAUBMAN CENTERS, INC.
Table 3 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareholders to Funds From Operations and Adjusted Funds From Operations
For the Three Months Ended December 31, 2019 and 2018
(in thousands of dollars except as noted; may not add or recalculate due to rounding)
	2019			2018
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareholders - basic	(32,792)	61,219,679	(0.54)	3,079	61,065,282	0.05
Add impact of share-based compensation				8	308,898
Net income attributable to TCO common shareholders - diluted	(32,792)	61,219,679	(0.54)	3,087	61,374,180	0.05
Add depreciation of TCO's additional basis	1,617		0.03	1,617		0.03
Add impairment of TCO's additional basis	12,606		0.21
Net income attributable to TCO common shareholders, excluding step-up depreciation and impairment of additional basis	(18,569)	61,219,679	(0.30)	4,704	61,374,180	0.08
Add (less) noncontrolling share of income of TRG	(8,015)	26,424,964		1,915	24,881,563
Add distributions to participating securities of TRG	596	871,262		599	871,262
Net income attributable to partnership unitholders and participating securities of TRG	(25,988)	88,515,905	(0.29)	7,218	87,127,005	0.08
Add (less) depreciation and amortization:
Consolidated businesses at 100%	51,343		0.58	54,950		0.63
Depreciation of TCO's additional basis	(1,617)		(0.02)	(1,617)		(0.02)
Noncontrolling partners in consolidated joint ventures	(1,979)		(0.02)	(2,120)		(0.02)
Share of UJVs	17,775		0.20	17,324		0.20
Non-real estate depreciation	(1,155)		(0.01)	(1,188)		(0.01)
Less gains on partial dispositions of ownership interests in UJVs, net of tax	(15,770)		(0.18)
Less gains on remeasurements of ownership interests in UJVs	(19,629)		(0.22)
Add beneficial share of impairment charges	90,183		1.02
Less impairment of TCO's additional basis	(12,606)		(0.14)
Add (less) impact of share-based compensation		164,912		(8)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	80,557	88,680,817	0.91	74,559	87,127,005	0.86
TCO's average ownership percentage of TRG - basic (1)	69.8%			71.1%
Funds from Operations attributable to TCO's common shareholders (1)	56,269		0.91	52,974		0.86

Funds from Operations attributable to partnership unitholders and participating securities of TRG	80,557	88,680,817	0.91	74,559	87,127,005	0.86
Costs associated with shareholder activism	630		0.01	2,500		0.03
Restructuring charges	1,958		0.02	1,019		0.01
Costs related to Blackstone transactions (2)	1,160		0.01
Taubman Asia President transition costs	1,211		0.01
Write-off of deferred financing costs	259		0.00
Fluctuation in fair value of equity securities	(146)		(0.00)	1,272		0.01
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	85,629	88,680,817	0.97	79,350	87,127,005	0.91
TCO's average ownership percentage of TRG - basic (3)	69.8%			71.1%
Adjusted Funds from Operations attributable to TCO's common shareholders (3)	59,812		0.97	56,378		0.91

(1) For the three months ended December 31, 2019, Funds from Operations attributable to TCO's common shareholders was $55,612 using TCO's diluted average ownership percentage of TRG of 69.0%. For the three months ended December 31, 2018, Funds from Operations attributable to TCO's common shareholders was $52,257 using TCO's diluted average ownership percentage of TRG of 70.1%.

(2) Includes $1.2 million of deferred income tax expense related to the Blackstone transactions, which has been recorded within Income Tax Expense in our Statement of Operations and Comprehensive Income (Loss).

(3) For the three months ended December 31, 2019, Adjusted Funds from Operations attributable to TCO's common shareholders was $59,113 using TCO's diluted average ownership percentage of TRG of 69.0%. For the three months ended December 31, 2018, Adjusted Funds from Operations attributable to TCO's common shareholders was $55,615 using TCO's diluted average ownership percentage of TRG of 70.1%.

Taubman Centers/12

TAUBMAN CENTERS, INC.
Table 4 - Reconciliation of Net Income Attributable to Taubman Centers, Inc. Common Shareowners to Funds from Operations and Adjusted Funds from Operations
For the Year Ended December 31, 2019 and 2018
(in thousands of dollars except as noted; may not add or recalculate due to rounding)
	2019			2018
		Shares	Per Share		Shares	Per Share
	Dollars	/Units	/Unit	Dollars	/Units	/Unit
Net income attributable to TCO common shareholders - basic	203,925	61,181,983	3.33	57,952	60,994,444	0.95
Add distributions to participating securities of TRG	2,413	871,262
Add impact of share-based compensation	415	185,194		85	283,271
Net income attributable to TCO common shareholders - diluted	206,753	62,238,439	3.32	58,037	61,277,715	0.95
Add depreciation of TCO's additional basis	6,468		0.10	6,468		0.11
Add impairment of TCO's additional basis	12,606		0.20
Less TCO's additional income tax benefit				(110)		(0.00)
Net income attributable to TCO common shareholders, excluding step-up depreciation, impairment of additional basis, and additional income tax benefit	225,827	62,238,439	3.63	64,395	61,277,715	1.05
Add noncontrolling share of income of TRG	95,884	26,053,498		26,308	24,932,870
Add distributions to participating securities of TRG				2,396	871,262
Net income attributable to partnership unitholders and participating securities of TRG	321,711	88,291,937	3.64	93,099	87,081,847	1.07
Add (less) depreciation and amortization:
Consolidated businesses at 100%	188,407		2.13	179,275		2.06
Depreciation of TCO's additional basis	(6,468)		(0.07)	(6,468)		(0.07)
Noncontrolling partners in consolidated joint ventures	(8,148)		(0.09)	(7,600)		(0.09)
Share of UJVs	71,583		0.81	68,894		0.79
Non-real estate depreciation	(4,602)		(0.05)	(4,590)		(0.05)
Less gain on insurance recoveries - The Mall of San Juan	(1,418)		(0.02)
Less gain on Saks settlement - The Mall of San Juan	(10,095)		(0.11)
Less gains on partial dispositions of ownership interests in UJVs, net of tax	(154,466)		(1.75)
Less gains on remeasurements of ownership interests in UJVs	(164,639)		(1.86)
Add beneficial share of impairment charges	90,183		1.02
Less impairment of TCO's additional basis	(12,606)		(0.14)
Less impact of share-based compensation	(415)		(0.00)	(85)		(0.00)
Funds from Operations attributable to partnership unitholders and participating securities of TRG	309,027	88,291,937	3.50	322,525	87,081,847	3.70
TCO's average ownership percentage of TRG - basic (1)	70.1%			71.0%
Funds from Operations attributable to TCO's common shareholders, excluding additional income tax benefit (1)	216,813		3.50	228,936		3.70
Add TCO's additional income tax benefit				110		0.00
Funds from Operations attributable to TCO's common shareholders (1)	216,813		3.50	229,046		3.71

Funds from Operations attributable to partnership unitholders and participating securities of TRG	309,027	88,291,937	3.50	322,525	87,081,847	3.70
Costs associated with shareholder activism	17,305		0.20	12,500		0.14
Restructuring charges	3,543		0.04	596		0.01
Costs related to Blackstone transactions (2)	3,226		0.04
Taubman Asia President transition costs	1,211		0.01
Write-off of deferred financing costs	259		0.00	382		0.00
Promote fee, net of tax - Starfield Hanam (3)	(3,961)		(0.04)
Fluctuation in fair value of equity securities	(3,492)		(0.04)	(2,801)		(0.03)
Adjusted Funds from Operations attributable to partnership unitholders and participating securities of TRG	327,118	88,291,937	3.70	333,202	87,081,847	3.83
TCO's average ownership percentage of TRG - basic (4)	70.1%			71.0%
Adjusted Funds from Operations attributable to TCO's common shareholders (4)	229,460		3.71	236,513		3.83

(1) For the year ended December 31, 2019, Funds from Operations attributable to TCO's common shareholders was $214,195 using TCO's diluted average ownership percentage of TRG of 69.3%. For the year ended December 31, 2018, Funds from Operations attributable to TCO's common shareholders was $226,013 using TCO's diluted average ownership percentage of TRG of 70.0%.

(2) Includes $0.5 million of disposition costs incurred prior to the completion of the sales of our ownership interests and $2.7 million of income tax expense related to the pending Blackstone transactions, which have been recorded within Nonoperating Income, Net and Income Tax Expense, respectively, in our Statement of Operations and Comprehensive Income (Loss).

(3) Includes $4.8 million of promote fee income related to Starfield Hanam less $0.9 million of income tax expense, which have been recorded within Equity in Income of UJVs and Income Tax Expense, respectively, in our Statement of Operations and Comprehensive Income (Loss).

(4) For the year ended December 31, 2019, Adjusted Funds from Operations attributable to TCO's common shareholders was $226,691 using TCO's diluted average ownership percentage of TRG of 69.3%. For the year ended December 31, 2018, Adjusted Funds from Operations attributable to TCO's common shareholders was $233,376 using TCO's diluted average ownership percentage of TRG of 70.0%.

Taubman Centers/13

TAUBMAN CENTERS, INC.
Table 5 - Reconciliation of Net Income to Beneficial Interest in EBITDA and Adjusted Beneficial Interest in EBITDA
For the Periods Ended December 31, 2019 and 2018
(in thousands of dollars; amounts attributable to TCO may not recalculate due to rounding)
	Three Months Ended		Year Ended
	2019	2018	2019	2018
Net income	(32,631)	12,938	330,374	115,742

Add (less) depreciation and amortization:
Consolidated businesses at 100%	51,343	54,950	188,407	179,275
Noncontrolling partners in consolidated joint ventures	(1,979)	(2,120)	(8,148)	(7,600)
Share of UJVs	17,775	17,324	71,583	68,894

Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	35,817	35,955	148,407	133,197
Noncontrolling partners in consolidated joint ventures	(2,815)	(3,008)	(11,713)	(12,031)
Share of UJVs	17,170	17,118	69,749	68,225
Income tax expense (benefit):
Consolidated businesses at 100%	1,408	553	6,332	(231)
Noncontrolling partners in consolidated joint ventures		(58)	(189)	(192)
Share of UJVs	928	833	3,608	3,220
Share of income tax expense on dispositions of ownership interests	2,409		2,409

Less noncontrolling share of income of consolidated joint ventures	(1,795)	(1,880)	(5,014)	(6,268)

Beneficial interest in EBITDA	87,630	132,605	795,805	542,231

Add impairment of TCO's additional basis	12,606		12,606

Beneficial interest in EBITDA, before impairment of TCO's additional basis	100,236		808,411

TCO's average ownership percentage of TRG - basic	69.8%	71.1%	70.1%	71.0%

Beneficial interest in EBITDA attributable to TCO, before impairment of TCO's additional basis	70,015		566,298

Less impairment of TCO's additional basis	(12,606)		(12,606)

Beneficial interest in EBITDA attributable to TCO	57,409	94,216	553,692	384,895

Beneficial interest in EBITDA	87,630	132,605	795,805	542,231

Add (less):
Costs associated with shareowner activism	630	2,500	17,305	12,500
Restructuring charges	1,958	1,019	3,543	596
Disposition costs related to Blackstone transactions			487
Taubman Asia President transition costs	1,211		1,211
Promote fee - Starfield Hanam			(4,820)
Fluctuation in fair value of equity securities	(146)	1,272	(3,492)	(2,801)
Gains on partial dispositions of ownership interests in UJVs	(18,179)		(156,875)
Gains on remeasurments of ownership interests in UJVs	(19,629)		(164,639)
Beneficial share of impairment charges	90,183		90,183
Gain on Saks settlement - The Mall of San Juan			(10,095)
Gain on insurance recoveries - The Mall of San Juan			(1,418)

Adjusted Beneficial interest in EBITDA	143,658	137,396	567,195	552,526

TCO's average ownership percentage of TRG - basic	69.8%	71.1%	70.1%	71.0%

Adjusted Beneficial interest in EBITDA attributable to TCO	100,345	97,620	397,841	392,200

Taubman Centers/14

TAUBMAN CENTERS, INC.
Table 6 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Three Months Ended December 31, 2019, 2018, and 2017
(in thousands of dollars)
	Three Months Ended				Three Months Ended
	2019		2018		2018		2017
Net income	(32,631)		12,938		12,938		38,084
Add (less) depreciation and amortization:
Consolidated businesses at 100%	51,343		54,950		54,950		44,848
Noncontrolling partners in consolidated joint ventures	(1,979)		(2,120)		(2,120)		(1,888)
Share of UJVs	17,775		17,324		17,324		17,114
Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	35,817		35,955		35,955		28,498
Noncontrolling partners in consolidated joint ventures	(2,815)		(3,008)		(3,008)		(3,004)
Share of UJVs	17,170		17,118		17,118		17,079
Income tax expense (benefit):
Consolidated businesses at 100%	1,408		553		553		(270)
Noncontrolling partners in consolidated joint ventures			(58)		(58)		(47)
Share of UJVs	928		833		833		554
Share of income tax expense on disposition	2,409
Less noncontrolling share of income of consolidated joint ventures	(1,795)		(1,880)		(1,880)		(2,496)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	6,589		7,066		7,066		7,435
EBITDA attributable to outside partners in UJVs	50,976		48,711		48,711		49,274
EBITDA at 100%	145,195		188,382		188,382		195,181
Add (less) items excluded from shopping center NOI:
General and administrative expenses	13,804		11,629		11,629		9,369
Management, leasing, and development services, net	(146)		(507)		(507)		(485)
Restructuring charges	1,958		1,019		1,019		9,785
Costs associated with shareholder activism	630		2,500		2,500		2,500
Straight-line of rents	(2,461)		(2,722)		(2,722)		(3,600)
Nonoperating income, net	(1,691)		(1,288)		(1,288)		(15,940)
Impairment charges	92,832
Gains on partial dispositions of ownership interests in UJVs	(18,179)
Gains on remeasurements of ownership interests in UJVs	(19,629)
Unallocated operating expenses and other (1)	7,636		8,809		8,809		12,443
NOI at 100% - total portfolio	219,949		207,822		207,822		209,253
Less NOI of non-comparable centers	(19,955)	(2)	(9,302)	(2)	(13,523)	(3)	(9,777)	(3)
NOI at 100% - comparable centers	199,994		198,520		194,299		199,476
NOI at 100% - comparable centers growth %	0.7%				(2.6)%

NOI at 100% - comparable centers	199,994		198,520		194,299		199,476
Less lease cancellation income - comparable centers	(1,973)		(337)		(337)		(2,890)
NOI at 100% - comparable centers excluding lease cancellation income	198,021		198,183		193,962		196,586
NOI at 100% - comparable centers excluding lease cancellation income growth %	(0.1)%				(1.3)%

NOI at 100% - comparable centers excluding lease cancellation income	198,021		198,183		193,962		196,586
Foreign currency exchange rate fluctuation adjustment	684				306
NOI at 100% - comparable centers excluding lease cancellation income using constant currency exchange rates	198,705		198,183		194,268		196,586
NOI at 100% - comparable centers excluding lease cancellation income using constant currency exchange rates growth %	0.3%				(1.2)%

NOI at 100% - total portfolio	219,949		207,822		207,822		209,253
Less lease cancellation income - total portfolio	(2,454)		(399)		(399)		(3,768)
Less NOI attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs excluding lease cancellation income - total portfolio	(60,160)		(57,044)		(57,044)		(57,164)
Beneficial interest in NOI - total portfolio excluding lease cancellation income	157,335		150,379		150,379		148,321
Beneficial interest in NOI - total portfolio excluding lease cancellation income growth %	4.6%				1.4%

Beneficial interest in NOI - total portfolio excluding lease cancellation income	157,335		150,379
Less beneficial interest in NOI of non-comparable centers	(15,719)		(11,193)
Beneficial interest in NOI - comparable centers excluding lease cancellation income	141,616		139,186
Beneficial interest in NOI - comparable centers excluding lease cancellation income growth %	1.7%

(1)
Upon adoption of ASC Topic 842, Other Operating expense includes certain indirect leasing costs, which were capitalizable under the previous lease accounting standard. As a result of the accounting change, an additional $1.0 million of leasing costs were expensed during the three months ended December 31, 2019. Comparative periods presented were not adjusted to reflect the change in accounting.

(2)	Includes Beverly Center, The Gardens Mall, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(3)	Includes Beverly Center, CityOn.Zhengzhou, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.

Taubman Centers/15

TAUBMAN CENTERS, INC.
Table 7 - Reconciliation of Net Income to Net Operating Income (NOI)
For the Year Ended December 31, 2019, 2018, and 2017
(in thousands of dollars)
	Year Ended				Year Ended
	2019		2018		2018		2017
Net income	330,374		115,742		115,742		112,757
Add (less) depreciation and amortization:
Consolidated businesses at 100%	188,407		179,275		179,275		167,806
Noncontrolling partners in consolidated joint ventures	(8,148)		(7,600)		(7,600)		(7,464)
Share of UJVs	71,583		68,894		68,894		66,933
Add (less) interest expense and income tax expense (benefit):
Interest expense:
Consolidated businesses at 100%	148,407		133,197		133,197		108,572
Noncontrolling partners in consolidated joint ventures	(11,713)		(12,031)		(12,031)		(11,942)
Share of UJVs	69,749		68,225		68,225		67,283
Income tax expense (benefit):
Consolidated businesses at 100%	6,332		(231)		(231)		105
Noncontrolling partners in consolidated joint ventures	(189)		(192)		(192)		(134)
Share of UJVs	3,608		3,220		3,220		2,825
Share of income tax expense on disposition	2,409						731
Less noncontrolling share of income of consolidated joint ventures	(5,014)		(6,268)		(6,268)		(6,775)
Add EBITDA attributable to outside partners:
EBITDA attributable to noncontrolling partners in consolidated joint ventures	25,064		26,091		26,091		26,315
EBITDA attributable to outside partners in UJVs	197,616		194,382		194,382		184,539
EBITDA at 100%	1,018,485		762,704		762,704		711,551
Add (less) items excluded from shopping center NOI:
General and administrative expenses	40,566		37,174		37,174		39,018
Management, leasing, and development services, net	(1,264)		(1,801)		(1,801)		(2,226)
Restructuring charges	3,543		596		596		13,848
Costs associated with shareholder activism	17,305		12,500		12,500		14,500
Straight-line of rents	(8,454)		(12,428)		(12,428)		(10,718)
Nonoperating income, net	(35,140)		(16,637)		(16,637)		(26,838)
Impairment charges	92,832
Gains on partial dispositions of ownership interests in UJVs	(156,875)
Gains on remeasurements of ownership interests in UJVs	(164,639)
Gain on disposition							(4,445)
Unallocated operating expenses and other (1)	30,507		33,463		33,463		39,256
NOI at 100% - total portfolio	836,866		815,571		815,571		773,946
Less NOI of non-comparable centers	(68,617)	(2)	(41,316)	(2)	(57,786)	(3)	(47,878)	(3)
NOI at 100% - comparable centers	768,249		774,255		757,785		726,068
NOI at 100% - comparable centers growth %	(0.8)%				4.4%

NOI at 100% - comparable centers	768,249		774,255		757,785		726,068
Less lease cancellation income - comparable centers	(9,453)		(17,122)		(17,122)		(12,838)
NOI at 100% - comparable centers excluding lease cancellation income	758,796		757,133		740,663		713,230
NOI at 100% - comparable centers excluding lease cancellation income growth %	0.2%				3.8%

NOI at 100% - comparable centers excluding lease cancellation income	758,796		757,133		740,663		713,230
Foreign currency exchange rate fluctuation adjustment	5,256				(2,666)
NOI at 100% - comparable centers excluding lease cancellation income using constant currency exchange rates	764,052		757,133		737,997		713,230
NOI at 100% - comparable centers excluding lease cancellation income using constant currency exchange rates growth %	0.9%				3.5%

NOI at 100% - total portfolio	836,866		815,571		815,571		773,946
Less lease cancellation income - total portfolio	(12,861)		(20,066)		(20,066)		(15,601)
Less NOI attributable to noncontrolling partners in consolidated joint ventures and outside partners in UJVs excluding lease cancellation income - total portfolio	(225,467)		(219,228)		(219,228)		(207,968)
Beneficial interest in NOI - total portfolio excluding lease cancellation income	598,538		576,277		576,277		550,377
Beneficial interest in NOI - total portfolio excluding lease cancellation income growth %	3.9%				4.7%

Beneficial interest in NOI - total portfolio excluding lease cancellation income	598,538		576,277
Less beneficial interest in NOI of non-comparable centers	(61,100)		(46,436)
Beneficial interest in NOI - comparable centers excluding lease cancellation income	537,438		529,841
Beneficial interest in NOI - comparable centers excluding lease cancellation income growth %	1.4%

(1)
Upon adoption of ASC Topic 842, Other Operating expense includes certain indirect leasing costs, which were capitalizable under the previous lease accounting standard. As a result of the accounting change, an additional $4.4 million of leasing costs were expensed during the year ended December 31, 2019. Comparative periods presented were not adjusted to reflect the change in accounting.

(2)	Includes Beverly Center, The Gardens Mall, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.
(3)	Includes Beverly Center, CityOn.Zhengzhou, The Mall of San Juan, and Taubman Prestige Outlets Chesterfield.